Exhibit 99.1

MC Shipping Inc.

24 Avenue de Fontvieille,

Monte Carlo, Monaco

New York Telephone: (646) 623 5333

Email: MCShipping@aol.com

…FOR IMMEDIATE RELEASE…

MC SHIPPING ANNOUNCES SHARE REPURCHASE PROGRAM

NEW YORK (March 17, 2005): MC Shipping Inc. (AMEX: MCX) announces that its Board of Directors has authorized the repurchase of up to 400,000 shares of its common stock. Shares will be repurchased in the open market at times and prices considered appropriate by the Company. The timing of any purchases and the exact number of shares to be purchased will be dependent on market conditions. Repurchased stock will be held in treasury.

Tony Crawford, President and CEO of MC Shipping Inc., commented, "The buy back will be used if management feels the stock drifts to levels where it does not accurately reflect the potential of this Company and where it makes such action attractive. It is designed as one of the tools to enhance shareholder value and will not replace or repress the strategy in place to grow the Company."

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This news release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  One can generally identify these forward-looking statements because they contain "expect", "believe", "anticipate", "estimate, ""confident" and other words that convey a similar meaning.  One can also identify these statements as statements that do not relate strictly to historical or current facts.   One should understand that it is not possible to predict or identify all factors that could cause actual results to differ from the Company's forward-looking statements.   The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any such statement is based.

For further information please contact

Peter Shaerf at MC Shipping Inc.

(646) 623 5333

Email either MCShipping@aol.com or Investorrelations@mcshipping.com

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